Exhibit 23.1

Independent Auditors’ Consent

The Board of Directors

Orthovita, Inc.

We consent to the incorporation by reference in the Registration Statement (Nos. 333-66681, 333-90981, 333-100034, 333-107282) on Form S-8 and in the Registration Statement (Nos. 333-47386, 333-59288, 333-84632, 333-88334, 333-100341, 333-107210, 333-111697) on Form S-3 of Orthovita, Inc. of our report dated February 20, 2004, with respect to the consolidated balance sheets of Orthovita, Inc. as of December 31, 2003 and 2002 and the related consolidated statements of operations, shareholders’ equity and comprehensive income (loss) and cash flows for each of the years in the two-year period ended December 31, 2003, which report appears in the December 31, 2003 annual report on Form 10-K of Orthovita, Inc.

The consolidated financial statements of Orthovita, Inc. for the year ended December 31, 2001 were audited by other auditors who have ceased operations. Those auditors expressed an unqualified opinion on those consolidated financial statements in their report dated January 22, 2002.

/S/     KPMG LLP

Philadelphia, Pennsylvania

March 5, 2004